Exhibit 10.9

English translation

INDUSTRIAL PRODUCT SALES CONTRACT

Party A: CEEG Nanjing International Trade Co., Ltd.

Party B: CEEG (Nanjing) PV-Tech Co., Ltd

Through friendly consultation, the Parties reached the following common understanding on Party A’s provision of solar grade Mono-crystalline silicon ingot to Party B:

1. Name, Trademark, Type, Quantity and Value of the Product

No.	Name of the Commodity	Specifications	Unit	Quantity	Unit Price	Total Amount
1	Solar grade Mono-crystalline silicon ingot	6inch	Kg	512	RMB 1980.00	RMB 1,013,760.00
2	Solar grade Mono-crystalline silicon ingot	6inch	Kg	1,096.1	RMB 2,030.00	RMB 2,225,083.00
Total Amount: (in word) RMB Three Million Two hundred and Thirty Eight Thousand Eight hundred and Forty Three Only (17% tax included) (RMB 3,238,843.00)

2. Quality Standards: Solar grade Mono-crystalline silicon ingot, working life≥10µs, diameter≥153cm, type P/boron,, purity>6N, tendency 100±3 degree, oxygen content≤1*1014 atm/cm3, carbon content≤5*1017 atm/cm3, Dislocation Density ≥3000/cm2~5000/cm2, resistivity 0.5-6.0 ohm.cm, surface clean. Please refer to the Standards of PV industry for other specifications unmentioned hereunder, and calculated according to 23.35mm/kg.

3. Condition and Term for the Product Quality: If there is any problem of quality, Party A shall be responsible for replacing the defect products with qualified ones.

4. Term and Quantity of Delivery: March 2006~April 2006

5. Form and Destination of Delivery: Party B shall bear the freight. The place of delivery is Party B’s factory.

6. Reasonable Consumption Standard and Calculation of the Object: subject to the quantity of Products actually received by Party B.

7. Method of Packaging, Supply and Callback of Packing Materials: Standard packaging and no callback.

8. Form and Term of Inspection: Inspecting the Products according to the quality standards stipulated in Article 2.

9. Term of Claim by the Buyer for Inspection Result: Within 10 working days after delivery.

10. Quantity and Method of Supply of the necessity, fittings and tools with the Commodity: N/A

11. Place, Term and Time of Payment: Nanjing

12. If security is needed for this Contract, the Parties may enter into a separate security contract as an attachment to this Contract; or the Parties may agree on the terms and conditions of security as follows: N/A.

13. Default Liabilities: The defaulting Party shall undertake the relevant liabilities according to Contract Law

14. Arbitration: All disputes arising from this Contract shall be settled through consultation by both Parties. In case no settlement can be reached through consultation, the dispute may be filed to Nanjing Arbitration Commission.

15. Conditions of Effectiveness, Modification and Rescission of this Contract Agreed by Both Parties: This Contract shall come into effect after signed and sealed by both parties. As to the modification or rescission of this Contract, both Parties shall confirm such amendment or termination in a written form upon mutual agreement.

16. Miscellaneous: This Contract is made in duplicates, with each Party holding one. The Contract copies executed and delivered through telefax shall be as valid as the original.

Party A: CEEG Nanjing International Trade Co., Ltd. (Seal)	Party B: CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)

Representative:	Representative:
/s/	/s/
Execution Date:	Execution Date: